UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 1, 2018

QCR Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265
(Address of Principal Executive Offices) (Zip Code)

(309) 743-7745
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the previously announced merger (the “Merger”) between QCR Holdings, Inc., a Delaware corporation (“QCR Holdings”), and Springfield Bancshares, Inc., a Missouri corporation (“Springfield”), and pursuant to the terms of the Agreement and Plan of Merger, dated April 17, 2018, by and between QCR Holdings and Springfield (the “Merger Agreement”), upon the recommendation of the Nomination and Governance Committee, QCR Holdings’ board of directors (the “Board”) increased the number of directors constituting the Board from 12 to 13 and appointed Timothy O’Reilly as a Class III director to fill the resultant vacancy, with such appointment effective July 1, 2018.  As with other Class III directors, Mr. O’Reilly’s initial term will expire at the 2020 annual meeting of shareholders.

Prior to consummation of the Merger, Mr. O’Reilly served as a director of Springfield and Springfield’s wholly owned bank subsidiary, Springfield First Community Bank. No committee assignments have yet been made for Mr. O’Reilly.  On July 2, 2018, QCR Holdings issued a press release announcing the appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. O’Reilly will be entitled to receive compensation consistent with the previously disclosed arrangements for non-employee directors as described in QCR Holdings’ proxy statement for its 2018 annual meeting of shareholders filed on April 13, 2018. Mr. O’Reilly is not a party to any transaction, or series of transactions, with QCR Holdings required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In connection with the Merger Agreement, QCR Holdings agreed to appoint Mr. O’Reilly to the Board, subject to any necessary approval by the appropriate regulatory authorities and the satisfactory completion of QCR Holdings’ director nominee due diligence in accordance with the QCR Holdings’ past practice.  Other than that, there is no arrangement or understanding between Mr. O’Reilly and any other person pursuant to which Mr. O’Reilly was selected as a director.

Item 7.01. Regulation FD Disclosure.

On July 2, 2018, QCR Holdings issued a press release regarding the consummation of the Merger, a copy of which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

The Merger was consummated on July 1, 2018, pursuant to the Merger Agreement. The terms of the Merger are contained in the Merger Agreement, filed with the Securities and Exchange Commission as Exhibit 2.1 to QCR Holdings’ Current Report on Form 8-K dated April 18, 2018, which is incorporated by reference herein.  QCR Holdings will operate Springfield First Community Bank as a separate charter and it will not merge with one of QCR Holdings’ existing bank subsidiaries.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release announcing appointment of Timothy O’Reilly, dated July 2, 2018
99.2	Press release announcing consummation of the merger with Springfield Bancshares, Inc., dated July 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: July 2, 2018	By:	/s/ Todd A. Gipple
Todd A. Gipple
Executive Vice President, Chief Operating Officer and Chief Financial Officer